SUB - ITEM 77Q2

J. Dale Sherratt failed to file a report as required under Section 16(a) of the Securities Act of 1934 in a timely manner during the Trust's most recent fiscal year as described in the Proxy Statement dated August 11, 2004, as filed with the Securities and Exchange Commission via EDGAR on August 11, 2004, under Rule 14a under the Securities Act of 1934. Such description is incorporated herein by reference.